UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 to 15 (d) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): December 16, 2019

ARCHROCK PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9807 Katy Freeway, Suite 100 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 836-8000

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Purchase Agreement

On December 16, 2019, Archrock Partners, L.P. (the “Partnership”) and its wholly owned subsidiary, Archrock Partners Finance Corp. (“Finance Corp.” and, together with the Partnership, the “Issuers”), and Archrock, Inc., as parent guarantor (the “Parent”), and the other subsidiary guarantors thereto (together with Parent, the “Guarantors”), entered into a purchase agreement (the “Purchase Agreement”) with RBC Capital Markets, LLC, as representative of the initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), with respect to a private offering (the “Notes Offering”) by the Issuers of $500,000,000 aggregate principal amount of their 6.250% Senior Notes due 2028 (the “Notes”), along with the related guarantees (the “Guarantees”) of the Notes. The Notes Offering is expected to close on or about December 20, 2019, in accordance with the terms of the Purchase Agreement.

The Notes and the Guarantees were issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereunder. The Initial Purchasers intend to resell the Notes and Guarantees (i) inside the United States to “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”) under the Securities Act in private sales exempt from registration under the Securities Act in accordance with Rule 144A, and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The issue price for the Notes and Guarantees was 100% of their principal amount. The Partnership intends to use the approximately $491.5 million of net proceeds of the Offering, after deducting discounts and estimated offering expenses, to partially repay outstanding borrowings under its revolving credit facility and for general partnership purposes.

The Purchase Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification (including indemnification for liabilities under the Securities Act) and contribution obligations and other terms and conditions customary in agreements of this type.

Certain of the Initial Purchasers or their affiliates perform and have performed commercial and investment banking and advisory services for the Partnership from time to time for which they receive and have received customary fees and expenses. In particular, affiliates of certain of the Initial Purchasers are lenders under the Partnership’s revolving credit facility and therefore may receive their pro rata share of any proceeds from the sale of the Notes that are used to repay borrowings under the Partnership’s revolving credit facility. The Initial Purchasers may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of their business, for which they will receive fees and expenses.

In addition, the Issuers and the Guarantors have agreed with the Initial Purchasers not to offer or sell any debt securities for a period of 60 days after the date of the Purchase Agreement without the prior consent of RBC Capital Markets, LLC.

The summary of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 16, 2019, the Partnership issued a press release announcing its and Finance Corp.’s intention, subject to market and other conditions, to commence the Notes Offering. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On December 16, 2019, the Partnership issued a press release announcing the pricing of the Notes Offering. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information included in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information included in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
10.1	Purchase Agreement, dated as of December 16, 2019, by and among Archrock Partners, L.P., Archrock Partners Finance Corp., Archrock, Inc., the other guarantors party thereto and RBC Capital Markets, LLC, as representative of the initial purchasers named therein.
99.1	Archrock Partners, L.P. press release dated December 16, 2019.
99.2	Archrock Partners, L.P. press release dated December 16, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK PARTNERS, L.P.

By:	Archrock General Partner, L.P., its general partner

By:	Archrock GP LLC, its general partner

/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President and General Counsel

Date: December 17, 2019

4